Exhibit 99.3

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), information containing non-GAAP financial measures for CareFusion Corporation (the “Company”) was disclosed in the Company’s news release (the “News Release”) dated August 8, 2011 announcing results for the quarter and fiscal year ended June 30, 2011 and in a slide presentation (the “Presentation”) that accompanied a conference call held by the Company on August 8, 2011 to discuss the Company’s financial results for the quarter and fiscal year ended June 30, 2011 and outlook for its fiscal year ending June 30, 2012. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers. Definitions of the non-GAAP financial measures are included in the News Release.

In the News Release and the Presentation, the Company presented non-GAAP financial measures that exclude certain amounts, as follows:

“Adjusted operating expenses”, “adjusted SG&A expenses” and “adjusted operating income” — These non-GAAP financial measures exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring (gain)/loss on the sale of assets.

“Adjusted income from continuing operations”, “adjusted diluted earnings per share from continuing operations” and “adjusted tax rate” — These non-GAAP financial measures exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring (gain)/loss on the sale of assets, and nonrecurring tax items.

“Adjusted segment profit” — This non-GAAP financial measure excludes nonrecurring items primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges.

Nonrecurring costs related to the spinoff are items, based on Company management judgment, that are incremental expenses directly associated with the spinoff from Cardinal Health and will not recur. A restructuring activity is a program whereby the Company fundamentally changes its operations such as closing facilities, moving a product to another location or outsourcing the production of a product. Restructuring activities may also involve substantial re-alignment of the management structure of a business unit in response to changing market conditions. Restructuring charges are recorded in accordance with Accounting Standards Codification 420 “Exit or Disposal Cost Obligations” (“ASC 420”). Under ASC 420, a liability is measured at its fair value and recognized as incurred. Nonrecurring (gain)/loss on the sale of assets and nonrecurring tax items are, based on Company management judgment, one-time impacts related to unusual or infrequent transactions not indicative of future operations.

Company management uses these non-GAAP financial measures to evaluate the Company’s performance. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, or discrete and unusual or infrequent transactions that are not indicative of future operations, and that may obscure the trends and financial performance of the Company’s core business.

The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company’s current period operating results. In most cases, the excluded items include transactions that reflect cash costs to the Company. This limitation is best addressed by using these non-GAAP financial measures in combination with “operating expenses”, “SG&A expenses”, “operating income”, “income from continuing operations”, “diluted earnings per share from continuing operations”, “tax rate” and “segment profit” (the most comparable GAAP measures) because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher than the most comparable GAAP measure.